Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

August 30, 2019

US Ecology Parent, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, ID 83702

Re: Registration Statement on Form S-4 (File No. 333-232930)

Ladies and Gentlemen:

We have acted as special counsel to US Ecology Parent, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (including the proxy statement/prospectus forming a part thereof, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) the issuance of up to (a) 31,513,228 shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), (b) 3,772,754 warrants to purchase Common Stock (the “Warrants”), and (c) 3,772,754 shares of Common Stock underlying Warrants (the “Warrant Shares,” and together with the Common Stock and Warrants, the “Securities”), to be issued in connection with the mergers contemplated by the Agreement and Plan of Merger, dated as of June 23, 2019, by and among the Company, US Ecology, Inc., a Delaware corporation, Rooster Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, ECOL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and NRC Group Holdings Corp., a Delaware corporation (the “Merger Agreement”).

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the proxy statement/prospectus forming a part of the Registration Statement, other than as expressly stated herein with respect to the Securities.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.  We have also assumed that, prior to the issuance of the Warrants, the Company and American Stock Transfer & Trust Company, LLC will enter into a Warrant Agreement in substantially the form attached as Exhibit 4.1 to the Registration Statement and dated as of the Closing Date (as defined in the Merger Agreement, and such agreement, the “Warrant Agreement”).

US Ecology Parent, Inc.
August 30, 2019

Based on the foregoing, we advise you that, in our opinion:

1.   The Common Stock, when issued in accordance with the Merger Agreement and pursuant to the Registration Statement, will be validly issued, fully paid and non-assessable.

2.   The Warrants, when issued in accordance with the Merger Agreement and Warrant Agreement and pursuant to the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

3.   The Warrant Shares, when issued in accordance with the Warrant Agreement, and assuming receipt of the requisite consideration in exchange therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts or (ii) relates to waivers of rights of rights or defenses or any indemnification or contribution provisions.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

US Ecology Parent, Inc.
August 30, 2019

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name wherever it appears in the Registration Statement and in the proxy statement/prospectus included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP